Exhibit 99
                                First Banks, Inc.
                               St. Louis, Missouri

Contacts: Terrance M. McCarthy                   Lisa K. Vansickle
          President and                          Senior Vice President and
          Chief Executive Officer                Chief Financial Officer
          First Banks, Inc.                      First Banks, Inc.
          (314) 592-5000                         (314) 592-5000


Traded:   NYSE
Symbol:   FBSPrA - (First Preferred Capital Trust  IV,  an  affiliated  trust of
                    First Banks, Inc.)

FOR IMMEDIATE RELEASE:

       First Banks, Inc. Announces Election of Two New External Directors

     St. Louis, Missouri, December 22, 2008. First Banks, Inc. ("First Banks" or the "Company") is pleased to announce the nomination and appointment of Mr. Allen H. Blake and Mr. James A. Cooper to its Board of Directors, increasing the composition of the Board to eight members effective December 16, 2008.

     Mr. Blake previously served as a Director of the Company from 1988 to March 2007, President of the Company from October 1999 to March 2007, Chief Executive Officer of the Company from April 2003 to March 2007, and Chief Financial Officer of the Company from February 1984 to September 1999 and from May 2001 to August 2005. Mr. Blake announced his retirement and resigned his positions as Director, President and Chief Executive Officer of the Company effective March 31, 2007.

     James F. Dierberg, Chairman of the Board of First Banks, said, "We are excited to welcome Allen back to the Board. Allen's contributions to First Banks throughout his 23 years with the Company were immeasurable. His financial and operational expertise in the financial services industry will bring significant value to the Company, especially in these historic economic times."

     Mr. Cooper has served as Managing Partner of Thompson Street Capital Partners since 2000. Thompson Street Capital Partners manages approximately $445 million in private equity, investing in middle-market manufacturing, distribution and service companies. First Banks expects that Mr. Cooper will be elected to the Audit Committee of its Board of Directors in early 2009, subject to the formal nomination and approval by the Company's Board of Directors.

     Terrance M. McCarthy, President and Chief Executive Officer of First Banks, said, "We are equally pleased to welcome Jim to the Board. Jim's investment banking background will provide added benefit to the Company and further enhance the diversification and business experience of the Company's Board of Directors."

     First Banks is privately held by the St. Louis based Dierberg family which controls all of the voting stock of the Company through various trusts created by and for the benefit of members of the Dierberg family. First Banks currently operates 217 branch banking offices in California, Florida, Illinois, Missouri and Texas.

                                      # # #

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about First Banks' plans, objectives, estimates or projections with respect to our future financial condition, expected or anticipated revenues with respect to our results of operations and our business, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of First Banks' management and are subject to significant risks and uncertainties which may cause actual results to differ materially from those contemplated in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: increased competition and its effect on pricing, spending, third-party relationships and revenues; changes in interest rates and overall economic conditions; and the risk of new and changing regulation. Additional factors which may cause First Banks' results to differ materially from those described in the forward-looking statements may be found in First Banks' Annual Report on Form 10-K and subsequently filed Amendment No. 1 to the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission ("SEC") and available at the SEC's internet site (http://www.sec.gov). The forward-looking statements in this press release speak
 ------------------
only as of the date of the press release, and First Banks does not assume any obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.